Exhibit 10.5

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made effective as of this 18th day of June 2020 (the “Amendment Effective Date”) by and between GERALD MCLAUGHLIN (“Executive”) and NEOS THERAPEUTICS, INC., a Delaware corporation (the “Company”).  The Company and the Executive collectively are referred to as the “Parties.”

BACKGROUND

WHEREAS,  the Executive is a party to an Employment Agreement with the Company dated as of June 27, 2018, as amended by that certain First Amendment to Employment Agreement dated as of October 1, 2019 and that certain Second Amendment to Employment Agreement dated as of April 1, 2020 (the  “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend his Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Executive hereto agree as follows:

(1)        Terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

(2)        Paragraph 4(c)(i) of the Employment Agreement hereby is deleted in its entirety and replaced with the following as of the Amendment Effective Date:

“(i)   the Company shall pay to the Executive a lump sum in cash in an amount equal to 24 months of his Base Salary then in effect plus two times his target Annual Performance Bonus then in effect (collectively, the “CIC Severance Amount”);”

(3)        Paragraph 4(c)(ii) of the Employment Agreement hereby is deleted in its entirety and replaced with the following as of the Amendment Effective Date:

“(ii) if the Executive was participating in the Company’s group health plan immediately prior to the Date of Termination and elects COBRA health continuation, then the Company shall pay the monthly employer COBRA premium for the same level of group health coverage as in effect for the Executive on the Date of Termination until the earliest of the following: (i) the 24 month anniversary of the Date of Termination; (ii) the Executive’s eligibility for group health coverage through other employment; or (iii) the end of the Executive’s eligibility under COBRA for continuation coverage for health care. Notwithstanding the foregoing, if the Company determines at any time that its payments pursuant to this paragraph may be taxable income to the Executive, it may convert such payments to payroll payments directly to the Executive on the Company’s regular payroll dates, which shall be subject to tax-related deductions and withholdings; and”

(4)        The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Amendment.

(5)        This Amendment together with the Employment Agreement constitute the complete agreement of the Company and the Executive hereto with respect to the subject matters referred to herein and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto.  This Amendment cannot be amended, modified or supplemented with respect to the Executive except by an instrument in writing executed by the Company and the Executive.

(6)        The terms of this Amendment shall be binding upon, and shall inure to the benefit of the Executive, the Company and their respective successors and assigns.   Except as provided in this Amendment, all other terms and conditions contained in the Employment Agreement shall remain unchanged and in full force and effect.

(7)        This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, each Party has executed this Amendment, in the case of the Company by its duly authorized officer, as of the Amendment Effective Date.

COMPANY:

NEOS THERAPEUTICS, INC.

By:	/s/ Richard Eisenstadt
Name:	Richard Eisenstadt
Title:	Chief Financial Officer

EXECUTIVE:

/s/ Gerald McLaughlin
Gerald McLaughlin